UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 20, 2022, the Board of Directors (the “Board”) of Vistra Corp. (“Vistra” or the “Company”) appointed Kristopher E. Moldovan as its next Executive Vice President and Chief Financial Officer effective as of August 1, 2022 (the “Effective Date”).

Mr. Moldovan, 50, has been with Vistra and its predecessor companies since 2006 and, for the past five years, has served as senior vice president and treasurer, where he is responsible for all treasury-related activities, including financing activities and assuring availability of liquidity and cash resources, among other responsibilities. From 2010 to 2017, he was the Company’s assistant treasurer. Mr. Moldovan originally joined the Company as senior counsel, where much of his work focused on finance and mergers and acquisitions. Prior to joining the Company, Mr. Moldovan was an attorney for Gibson, Dunn & Crutcher, LLP in Dallas and for Wildman, Harrold, Allen & Dixon in Chicago, where he gained extensive experience in mergers and acquisitions, finance, and general corporate advisory.

In connection with his appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Moldovan effective as of the Effective Date. The Employment Agreement has an initial term that ends on August 1, 2025, which will extend for additional one-year terms unless either party provides at least sixty days written notice prior to the expiration of such term. Pursuant to the Employment Agreement, Mr. Moldovan will receive an annual base salary of $615,000 and will also have the opportunity to earn an annual cash bonus under the Company’s Executive Annual Incentive Plan. Mr. Moldovan’s target annual bonus opportunity is 80% of his base salary. The Employment Agreement also provides Mr. Moldovan the opportunity to receive equity compensation under the Company’s Amended and Restated 2016 Omnibus Incentive Plan. Mr. Moldovan will receive an initial grant of $1,000,000 in restricted stock units on the Effective Date, which will vest ratably over three years.

There are no family relationships between Mr. Moldovan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Director

On July 20, 2022, the Board appointed James A. Burke to the Board, effective as of the Effective Date. Mr. Burke’s appointment as director is part of the Company’s previously announced succession plan involving the appointment of Mr. Burke as Chief Executive Officer and director upon the transition of Curtis A. Morgan from the Company effective as of the Effective Date.

Item 7.01	Regulation FD Disclosure

On July 21, 2022, the Company issued a press release to announce the appointment of Mr. Moldovan as Chief Financial Officer, a copy of which is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 20, 2022, between Kristopher E. Moldovan and Vistra Corp.

99.1	Press Release dated July 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: July 21, 2022	/s/ Yuki Whitmire
	Name:	Yuki Whitmire
	Title:	Vice President, Associate General Counsel, and Corporate Secretary